Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8 - K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of Report January 23, 2001

                  Sterling Financial Corporation
      (Exact name of registrant as specified in its charter)


   Pennsylvania         0-16276               23-2449551
(State or other  (Commission File Number)   (IRS Employer
   jurisdiction                            Identification No.)
 of incorporation)

101 North Pointe Boulevard, Lancaster, Pennsylvania 17601-4133
(Address of principal executive offices)       (Zip Code)

Registrant's Telephone number, including area code:
  (717) 581-6030
                            N/A
(Former name or former address, if changed since last
                             report)



Item 1.     Changes in Control of Registrant.

          Not Applicable.

Item 2.    Acquisition or Disposition of Assets.

          Not Applicable.

Item 3.    Bankruptcy or Receivership.

          Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant.

          Not Applicable.

Item 5.    Other Events.

      On January 23, 2001, Sterling Financial Corporation issued a press release reporting annual and fourth quarter earnings. The aforementioned is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 6.    Resignations of Registrant's Directors.

          Not Applicable.

Item 7.    Financial Statements and Exhibits.

          (a)    Not Applicable.

                (b)    Not Applicable.

                (c)    Exhibit:

                      99.1   Press Release of Sterling
                             Financial Corporation,
                             dated January 23, 2001.

Item 8.    Change in Fiscal Year.

          Not Applicable.

Item 9.   Regulation FD Disclosure.

          Not Applicable.










                      SIGNATURES
     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            Sterling Financial Corporation
                            (Registrant)

                            By: __________________________

                               John E. Stefan, President and
                               Chief Executive Officer


DATE     January 26, 2001

                          EXHIBIT INDEX


                                        Page Number in
                                        Manually Signed
    Exhibit                                 Original
     99.1       Press Release, of
                Sterling Financial
                Corporation
                dated January 23, 2001.

                            Exhibit 99.1
       STERLING FINANCIAL CORPORATION
   REPORTS FOURTH QUARTER EARNINGS


     LANCASTER, PA (January 23, 2001)   Sterling Financial
Corporation (NASDAQ:SLFI) announces earnings for the year and fourth quarter ended December 31, 2000.

     Sterling's operating income was $18,831,000 for the year ended December 31, 2000, an increase of $472,000, or 2.6%, on 1999 operating income of $18,359,000. Basic and diluted earnings per share on an operating basis totaled $1.50 for the year ended December 31, 2000, versus $1.46 in 1999, an increase of 2.7%.

     For the quarter ended December 31, 2000, operating income totaled $4,515,000, an increase of $10,000 from 1999.
 Basic and diluted earnings per share on an operating basis totaled $.36 for the quarters ended December 31, 2000 and 1999.

     Operating earnings for the quarter ended December 31, 2000 and 1999 exclude tax-effected merger-related costs and restructuring charges of $11,000 and $0, respectively. For the year ended December 31, 2000 and 1999, operating earnings exclude tax-effected merger related costs and special charges of $2,264,000 and $374,000, respectively. These expenses resulted from the completion of the merger integration with Hanover Bancorp, Inc., which was consummated in the third quarter of 2000, and the merger of Northeast Bancorp, Inc. in the second quarter of 1999. The effect of these charges reduced basic and diluted earnings per share by $.18 per share for the year ended December 31, 2000 and $.03 per share for the year ended December 31, 1999. There was no impact on the fourth quarter earnings per share. Including merger related and restructuring charges, net income totaled $4,504,000 and $16,567,000 for the three and twelve months ended December 31, 2000, respectively. For 1999, including merger related charges, net income totaled $4,505,000 and $17,985,000 for the three and twelve months ended.

     Total assets increased to $1,726,138,000 at December 31, 2000, an increase of 10.9% from $1,556,323,000 at December 31,
1999. Significant growth was noted in the loans receivable balance, net of allowance, which increased $74,916,000, or 7.9%, from $946,583,000 at December 31, 1999 to $1,021,499,000 at December 31, 2000. Total deposits increased 10.2% to $1,420,300,000 at December 31, 2000 from $1,288,814,000 at the end of 1999.

     During the third quarter, Sterling completed the acquisition of Hanover Bancorp, Inc., under the pooling
-of-interests method of accounting. Accordingly, the consolidated financial statements have been restated to include the consolidated accounts of Hanover Bancorp, Inc. for all periods presented.

     John E. Stefan, Chairman, President and CEO, noted, "We are encouraged by our 2000 results. Despite the relatively higher interest rates in 2000 that resulted in the compression in our net interest margin, Sterling was able to offset the lower net interest margin through higher levels of interest earning assets. Loans receivable exceeded $1 billion, representing a 7.8% increase over 1999. Additionally, we experienced a double digit increase in noninterest income, while containing overhead costs."

     Stefan continued, "In addition to our financial accomplishments, we are also excited that we were able to complete the merger with Hanover Bancorp, Inc., which at the time represented approximately 48% of Sterling's total assets. The effort our employees' put forth to successfully integrate our two companies has been tremendous. We continue to work diligently to implement a common core processing system for all three banking subsidiaries that should be completed in the third quarter of 2001. Once implemented, our customers will notice increased flexibility, greater variety of products offered, and a larger network of delivery channels. Additionally, we expect this system to enhance operating efficiencies."

     Sterling Financial Corporation presently operates 46 banking locations in south central Pennsylvania and northern Maryland, through its subsidiary banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, and the First National Bank of North East.

     This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in Sterling's filings with the Securities and Exchange Commission.

     Contact:  John E. Stefan, Chairman, President and CEO
(717) 581-6030.


Sterling Financial Corporation
Financial Highlights (Unaudited)
(Dollars in thousands, except per share data)


                                    Years Ended December 31,
                                        2000          1999
EARNINGS
 Interest income                     $  113,319    $  101,626
 Interest expense                        58,501        47,404
 Net interest income                     54,818        54,222
 Provision for loan losses                  605         1,060
 Noninterest income                      36,817        32,324
 Securities gains                           691         1,215
 Noninterest expense                     70,203        62,459
 Net income                              16,567        17,985
 Operating income (a)                    18,831        18,359

PER SHARE DATA
 Basic and diluted earnings
   per share                         $     1.32    $     1.43
 Operating earnings per share -
   basic and diluted (a)                   1.50          1.46
 Dividends per share                       .750          .720
 Book value per realized share            10.91         10.30

PERIOD-END BALANCES
 Securities                          $  486,381    $  430,627
 Loans                                1,033,215     1,556,323
 Allowances for loan losses              11,716        11,875
 Total assets                         1,726,138     1,556,323
 Deposits                             1,420,300     1,288,814
 Borrowed funds                         139,506       125,997
 Stockholders' equity                  139,347       122,760

RATIOS
 Return on average assets                 1.02%          1.19%
 Operating return on
   average assets (a)                     1.16%          1.21%
 Return on average realized equity       12.36%         14.46%
 Operating return on average
   realized equity (a)                   14.05%         14.76%
 Allowance for loan losses to
   total loans                            1.13%          1.24%
 Allowance for loan losses to
   nonperforming loans                     223%           329%


   (a) Excludes merger-related and restructuring charges, net of tax, of $2,264 and $374 for the year-ended December 31, 2000 and 1999.








Sterling Financial Corporation
Financial Highlights (Unaudited)
(Dollars in thousands, except per share data)



                                   Quarter Ending December 31,
                                        2000          1999
EARNINGS
 Interest income                     $   29,738    $   26,390
 Interest expense                        16,120        12,633
 Net interest income                     13,618        13,757
 Provision for loan losses                  158           137
 Noninterest income                       9,665         8,515
 Securities gains                            34           388
 Noninterest expense                     17,419        16,400
 Net income                               4,504         4,505
 Operating income (a)                     4,415         4,505

PER SHARE DATA
 Basic and diluted earnings
   per share                         $     0.36    $     0.36
 Operating earnings per share -
   basic and diluted (a)                   0.36          0.36
 Dividends per share                      0.190         0.185

RATIOS
 Return on average assets                 1.07%          1.16%
 Operating return on
   average assets (a)                     1.07%          1.16%
 Return on average realized equity       13.23%         14.05%
 Operating return on average
   realized equity (a)                   13.26%         14.05%


   (a) Excludes merger-related and restructuring charges, net of tax, of $11 and $0 for the quarter ended December 31, 2000 and 1999.